UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

441 Vine Street, Suite 1200, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 30, 2007, Kendle International Inc. (the “Company”), together with certain of its subsidiaries, various lenders (“Lenders”), and UBS AG, Stamford Branch, as administrative agent for the Lenders, executed a Second Amendment to the Company’s Credit Agreement (the “Second Amendment”). Under the Second Amendment, the Company agreed to various amendments to the definitions section of the Credit Agreement, as well as to certain other covenants and limitations. These covenants include, but are not limited to, financial covenants regarding the maximum Total Leverage Ratio and the minimum Consolidated Interest Coverage Ratio (each as defined in the Credit Agreement). The Second Amendment also allows the Company to elect to increase revolving commitments to up to $30 million.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: April 13, 2007	By:	/s/ Karl Brenkert III
Karl Brenkert III
Senior Vice President-Chief Financial Officer